Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ladenburg Thalmann Financial Services Inc. of our report dated January 16, 2012 relating to the consolidated financial statements of Securities America Financial Corporation, which appears in Ladenburg Thalmann Financial Services Inc.’s Current Report on Form 8-K/A dated January 20, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, IL

March 15, 2013